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                                                                    EXHIBIT 99.1

Contact: Larry Forman                         Contact: Carl Falk
         Vice President, Business Development          President
         Harbinger Corporation                         ACQUION, Inc.
         Phone:  404-467-3295                          Phone:  864-281-4207
         E-Mail: lforman@harbinger.                    E-Mail: cfalk@acquion.com
         Internet: www.harbinger.com                   Internet: www.acquion.com

For Immediate Release....

                  HARBINGER CORPORATION ACQUIRES ACQUION, INC.

  -EXPANDS ITS ELECTRONIC COMMERCE SOLUTIONS FOR MRO PROCUREMENT AND CATALOGS-

     ATLANTA - AUGUST 25, 1997 Harbinger Corporation (NASDAQ:HRBC), a leading supplier of Electronic Commerce (EC) software and services, today announced the acquisition of ACQUION, Inc., a division of Fluor Corporation, an engineering and construction firm. ACQUION, based in Greenville, South Carolina provides electronic catalogs and procurement solutions for business-to-business electronic commerce. Harbinger purchased the stock of ACQUION for $12.0 million in cash. In connection with the acquisition, Management expects charges for in-process research and development and transaction and integration-related charges of between $11 million and $14 million.

     "We see the acquisition of ACQUION as adding another key component to our supply chain management offerings ," said David Leach, CEO of Harbinger Corporation. "ACQUION has amassed MRO content for hundreds of suppliers representing nearly 4 million items and this is growing at 30 suppliers per month. Many of our customers are already experiencing the benefits of this technology to better manage and control their purchasing, saving 5-12% on all MRO supplies purchased. Harbinger's core competencies will greatly enhance ACQUION's ability to enable MRO catalog purchases across a wide range of industries. The ACQUION E-catalog offering (GETS) easily integrates with our other products and is a natural extension of our current EDI/EC activities. The key success factors for ACQUION - mass deployment for supplier recruitment, integration with ERP systems, trusted third party services (for managing content), and a networking infrastructure-are identical to those needed for EDI enablement."

     "By combining with Harbinger Corporation, we can provide a more complete procurement solution for business-to-business electronic commerce," said Carl Falk, President of ACQUION. "This allows us to not only provide the leading MRO supplier content and electronic catalog technology, but also to provide a fully integrated end-to-end solution to complete purchase transactions. We have worked closely with Harbinger over the last 2 years and have offered their EDI translation software and VAN services to many of our large customers. This combination creates synergies that will benefit both of our companies' customers. We expect to leverage off of Harbinger's Internet technology as well as utilize their domestic and international sales channels to deploy this solution to large, multi-national customers."

     CSR America, Inc. (CSRA), a subsidiary of Australian-based CSR Ltd., one of the world's largest suppliers of building and construction materials, selected SAP (TM) R/3 (TM) to rationalize their business processes and to optimize purchasing operations. CSR was one of the first SAP clients to implement GETS and was an active contributor to the development process. John Crockett, Director of Supply Management, recently commented, "The Materials Management module in R/3 is more than adequate: it has a classification system, it provides a mechanism to search for items and it issues POs, but it can be a rather intricate process. We currently use 10-15,000 different suppliers covering our 200 US sites; we wanted a solution that is easy to use and would facilitate compliance with national agreements significantly reducing costs, promote electronic commerce reducing transaction costs, and minimize R/3 training requirements."

     Commenting on GETS as an enhancement to their R/3 installation, Tim Gow, a member of CSRA's R/3 Implementation Team, explains, "GETS will allow people to spend as little time as possible on purchasing

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     and as much as possible on their area of expertise. This happens in two important ways: First, the user-friendliness of the product makes creating POs in R/3 quicker and easier. Second, GETS automates the complete purchasing cycle from supplier communications to invoice verification, providing accurate information with virtually no human intervention. On the administrative side, GETS reduces the time spent on catalog maintenance by orders of magnitude since ACQUION works very closely with suppliers to optimize the quality and timeliness of the catalog content."

     "Our suppliers play an integral role in the procurement process and had to be considered in our evaluation of GETS. We believe the benefits of using GETS are as large for suppliers as they are for CSRA. Suppliers will save on transaction costs, order entry and customer inquiries; it will cost them less to do business with CSRA. There will be greater compliance with pre-negotiated supplier agreements which, combined with the fact that GETS is easy to use, will increase the number of purchases from suppliers within GETS catalogs," notes Crockett.

     Matt Bohn , Purchasing Process Optimization Manager at Hoechst Celanese Specialty Chemicals Division, states, "ACQUION does not approach the problem as "turning paper catalogs into electronic ones" as other vendors do. Other vendors make the false assumption that a requisitioner would know what supplier he wanted to buy a part from, and go directly to that catalog to order the item. ACQUION's approach demonstrates a greater understanding of MRO purchasing, allowing an MRO requisitioner to find the item he is looking for, the way he would optimally look for it: by searching all catalogs, and then selecting the supplier who could best serve his needs."

     ACQUION's product line is complementary to SAP's (TM) R/3 (TM) solution. Recently SAP announced at SAPPHIRE '97, SAP's annual North American user conference in Orlando, Florida, that SAP will resell ACQUION's MRO supplier content as part of the R/3 MRO Catalog solution. Utilizing and adopting this technology with an R/3 procurement solution saves the customer money, increases security and enables users to take further advantage of their enterprise solution investment.

ABOUT ACQUION, INC.

     ACQUION's strategic focus is on supply chain management and acquisition-related services utilizing electronic commerce technology. To date, ACQUION has provided innovative MRO electronic supplier catalogs that offer up-to-date information. ACQUION offers clients robust MRO catalog content and cataloging expertise, as evidenced by their catalog content for leading chemical, petrochemical, and industrial corporations and universities. These electronic catalogs are among the first to be integrated into today's enterprise and legacy computer systems. Formed in 1994 as a subsidiary of Fluor Daniel and headquartered in Greenville, SC, ACQUION employs a staff of procurement specialists to deliver its leading MRO catalog solutions and implementation services.

ABOUT HARBINGER CORPORATION

     Measured by individual customer count, Harbinger is the world's leading single-source provider of Electronic Commerce/EDI software with more than 43,000 active revenue generating customers utilizing the company's products and services. In addition to millions of EDI transactions, over $1.5 billion in Automated Clearing House (ACH) transfers flow through the Harbinger Network each month. Since 1988, Harbinger Corporation has been dedicated to providing comprehensive scalable Electronic Commerce and EDI software and value-added network solutions from desktops to mainframes. Harbinger is also devoted to meeting the market needs for Internet-based Electronic Commerce with Web-based EDI products and services.

     Harbinger's more than 685 employees offer worldwide service and support. Harbinger's corporate headquarters are located in Atlanta, Georgia, USA; the Harbinger US Software Division is headquartered in Atlanta, Georgia, USA and the Harbinger Industry Solutions Division is headquartered in Ann Arbor, Michigan, USA. The company also has operations in The Netherlands, Germany, the United Kingdom, Italy, and Mexico. Additionally, Harbinger has relationships with an international network of more than 20 Value-Added Resellers to market and support its software worldwide.

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     For information on Harbinger's full line of products, please visit our site on the World Wide Web at http://www.harbinger.com. For information on ACQUION's products, visit their web site at http://www.acquion.com.

     This press release contains statements which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. 15 U.S.C.A. Sections 77Z-2 and 18U-5 (Supp. 1996). Those statements include statements regarding the intent, belief or current expectations of Harbinger Corporation and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements are set forth in the Safe Harbor Compliance Statement for Forward-Looking Statements included as
     Exhibit 99.1 to the Company's Current Report on Form 8-K dated and filed July 16, 1997. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

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Harbinger is a registered trademark of Harbinger Corporation. TrustedLink is a services mark of Harbinger Corporation. GETS is a services mark of ACQUION, Inc. All other company and product names referenced herein are registered trademarks or trademarks of their respective owners.